UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

Navitas Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39755	85-2560226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Challenger Street, Torrance, California	90503-1640
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 654-2642

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NVTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On June 4, 2026, Navitas Semiconductor Corporation (the “Company”) issued an aggregate of 3,283,844 shares of the Company’s Class A common stock, par value of $0.0001 per share (the “Class A common stock”), comprised of (a) 3,277,438 shares issued in satisfaction of its obligations with respect to Triggering Event II and (b) 6,406 shares issued to certain employees of the Company (net of tax withholding) in satisfaction of its obligations with respect to Triggering Event I and Triggering Event II (each of “Triggering Event I” and “Triggering Event II” as defined in that certain Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”), dated as of May 6, 2021, by and among the Company’s predecessor entity (then named Live Oak Acquisition Corp. II), Live Oak Merger Sub Inc. and Navitas Semiconductor Limited, including as domesticated in the State of Delaware as Navitas Semiconductor Ireland, LLC (“Legacy Navitas”)). As of the date hereof, an aggregate of 6,561,282 shares of Class A common stock have been issued by the Company pursuant to its obligations under the Business Combination Agreement, and all of the required issuances under Triggering Event I and Triggering Event II have been effected.

Pursuant to the Business Combination Agreement, the former stockholders of Legacy Navitas and certain persons set forth in the Business Combination Agreement have the contingent right to receive up to a total of 10,000,000 shares of Class A common stock from the Company if the Company’s stock price achieves certain price targets before October 19, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVITAS SEMICONDUCTOR CORPORATION

Dated: June 4, 2026
	By:	/s/ Chris Allexandre
Chris Allexandre
President and Chief Executive Officer